EXHIBIT 10.13

                AMENDED AND RESTATED BACK-UP SERVICING AGREEMENT


         Amended and Restated Back-Up Servicing Agreement, dated as of December 16, 1996 (the "Back-Up Servicing Agreement"), by and among H & T Receivable Funding Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Transferor"), Bally Total Fitness Corporation, a corporation organized and existing under the laws of the state of Delaware ("BTFC"), and Texas Commerce Bank National Association, a national banking association organized and existing under the laws of the United States ("TCB"), in its capacity as Trustee (together with its successors in trust, the "Trustee") under the Pooling and Servicing Agreement (the " Pooling and Servicing Agreement") and the Series 1996-1 Supplement thereto, each dated as of December 16, 1996 (together, the " Pooling and Servicing Agreement"), by and among the Transferor, BTFC and the Trustee, and as Back-Up Servicer hereunder.

         WHEREAS, pursuant to the Pooling and Servicing Agreement, BTFC is appointed servicer (in such capacity, the "Servicer") of a portfolio of retail installment sales contracts and the receivables arising thereunder, for the sale of memberships in health clubs owned by BTFC or certain direct or indirect subsidiaries thereof;

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor will issue the H & T Master Trust Accounts Receivable Trust Certificates, Series 1996-1 (the "Series 1996-1 Certificates");

         WHEREAS, pursuant to Section 8.5 of the Pooling and Servicing Agreement, BTFC is permitted, under certain circumstances, to resign as the Servicer thereunder;

         WHEREAS, pursuant to section 10.1 of the Pooling and Servicing Agreement and Section 8 of the Series 1996-1 Supplement, upon the occurrence of certain events of default by BTFC as Servicer, either the Trustee or the holders of Series 1996-1 Certificates evidencing a specified percentage may terminate all of the rights and obligations of BTFC as the Servicer under the Pooling and Servicing Agreement;

         WHEREAS, pursuant to section 10.2 of the Pooling and Servicing Agreement, upon the resignation or termination of BTFC as Servicer, the Trustee is required to appoint a successor servicer which shall assume all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement (the "Successor Servicer");

         WHEREAS, to provide for the performance of certain supervisory servicing functions by a supervisory servicer while BTFC acts as Servicer, and to provide assurances to the Holders of the Series 1996-1 Certificates that a standby servicer will be ready, willing and able to assume all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement upon any resignation or termination of BTFC as Servicer, the Transferor and BTFC desire to obtain the agreement of TCB to act as Back-Up Servicer as hereinafter provided, including the commitment of TCB to act as Successor Servicer upon any such resignation or termination of BTFC as Servicer; and

         WHEREAS, in consideration for the fees provided for herein, TCB is willing to perform certain supervisory servicing functions and to commit itself to act as Successor Servicer upon any resignation or termination of BTFC as Servicer, and to otherwise act as Back-Up Servicer as hereinafter provided;

         NOW, THEREFORE, In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

         2. Term. This Back-Up Servicing Agreement shall remain in effect through and including the Series 1996-1 Termination Date, unless terminated earlier in accordance with Section 14 hereof.

         3. Agreement to Act as Back-Up Servicer; Commitment to Act as Successor Servicer.

         (a) On the terms and subject to the conditions set forth herein, the Transferor and BTFC, with the acknowledgment and consent of the Trustee and the Certificateholders, hereby engage TCB as the Back-Up Servicer, and TCB hereby agrees to accept such engagement as Back-Up Servicer, and to perform the services set forth herein during the term of this Back-Up Servicing Agreement. Without limiting the foregoing, TCB hereby agrees that upon any resignation or termination of BTFC as Servicer under the Pooling and Servicing Agreement and receipt by TCB of notice of such resignation or the Termination Notice from the Trustee, TCB shall immediately assume all of the rights and obligations of a Successor Servicer thereunder, and shall undertake the servicing of the Receivables pursuant to Section 7 hereof. The agreement by TCB to act as Back-Up Servicer hereunder, including without limitation the foregoing commitment by TCB to act as Successor Servicer, shall remain in effect unless and until this Back-Up Servicing Agreement shall be terminated in accordance with Section 14 hereof or TCB shall be entitled to resign in accordance with
Section 17 hereof and TCB agrees that it shall not otherwise be relieved of its obligations hereunder, including without limitation, by reason of any failure to receive the full Back-Up Servicer Standby Fee provided for in Section 8 hereof. The date upon which the Back-Up Servicer becomes obligated to provide for servicing of the Receivables as the Successor Servicer under the Pooling and Servicing Agreement (referred to herein as a "Servicing Transfer") is referred to herein as the "Servicing Transfer Date."

         (b) Except as expressly provided in Section 6 hereof with respect to the supervisory duties of the Back-Up Servicer, the Back-Up Servicer shall (i) be entitled to assume for all purposes that the information contained in any reports and data received by it from BTFC is complete, true and correct, unless such information, reports and data shall be patently wrong on their face, (ii) be fully protected in relying upon such reports and data without any independent investigation or audit to prove the facts stated therein, (iii) have no duty to supervise, investigate, or audit any records or activities of BTFC with respect to the servicing of the Receivables, (iv) have no responsibility or liability for any acts or omissions of BTFC with respect to the servicing of the Receivables, (v) not otherwise be responsible for supervising, or liable for, in any respect, the actions, activities or conduct of BTFC as Servicer or any Successor Servicer (other than the Back-Up Servicer as Successor Servicer), and
(vi) not guaranty or otherwise provide any assurances as to the collectibility of the Receivables.

         (c) Nothing set forth herein shall constitute, or be construed as creating, an employment relationship, a partnership, a joint venture, or any other kind of relationship or association between or among the Back-Up Servicer and any other Person party hereto. Except as expressly provided herein, no Person party hereto has any authority, express or implied, to bind, or to incur liabilities on behalf or in the name of, any other Person party hereto.

         (d) Notwithstanding anything to the contrary contained herein, nothing in this Back-Up Servicing Agreement shall be deemed to limit or impair any right, duty, obligation or liability to which TCB may be subject pursuant to the express terms of the Pooling and Servicing Agreement or any Supplement thereto (including without limitation the Series 1996-1 Supplement) when acting in its capacity as Trustee thereunder.

         (e) The parties expressly acknowledge and consent to TCB acting in the possible dual capacity of Back-Up Servicer or Successor Servicer and in the capacity as Trustee. TCB may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto. It is expressly acknowledged, consented and agreed that TCB may discharge its respective Back-Up Servicing and Trustee obligations to the full in accord with the appropriate document and to the extent it is performing its functions in accordance with the terms of such document, shall be fully protected and shall be indemnified against any such claim, assertion or lawsuit alleging breach of fiduciary duty, conflict of interest or similar defense or claim.

         (f) In connection with the performance of its obligations under this Agreement, the Back-Up Servicer may at any time delegate any or all of its duties hereunder to any Person who agrees to conduct such duties in accordance with this Agreement and, in the event of any such delegation, BTFC will cooperate directly with such Person in the performance of any duties so delegated. Any such delegations shall not relieve the Back-Up Servicer of its liability and responsibility with respect to such duties, and the Back-Up Servicer will remain jointly and severally liable with such Person as if the Back-Up Servicer had performed such duty; provided, however, that from and after the Servicing Transfer Date, any such delegation of duties shall be subject to the requirements of the Pooling and Servicing Agreement.

         4. Preparation for Servicing Transfer. The Back-Up Servicer, as standby servicer, acting in cooperation with BTFC, has developed, and throughout the term of this Back-Up Servicing Agreement shall maintain, the capability to process and collect the Receivables in order to become and act as Successor Servicer pursuant to the terms of this Back-Up Servicing Agreement.

         (a) BTFC and the Back-Up Servicer hereby confirm that prior to the Closing Date, BTFC has provided the Back-Up Servicer with such access to the premises from which it services the Receivables together with such information and materials as the Back-Up Servicer may reasonably have requested (including without limitation the layout of the respective fields for purposes of the magnetic tapes or other magnetic storage medium on which information relating to the Receivables is stored), or such additional information and materials as BTFC may otherwise have believed were reasonably required, to familiarize the Back-Up Servicer with the computer hardware, software and related systems utilized by BTFC, such that the Back-Up Servicer could reasonably undertake collection of the Receivables in the manner contemplated in Section 7(a) hereof (assuming the Back-Up Servicer takes the other actions contemplated by Section 7(a) to be taken by it at such time). Throughout the term of this Back-Up Servicing Agreement, BTFC shall continue to provide such access to its premises together with such information and materials as the Back-Up Servicer may reasonably request, or such additional information and materials as BTFC may otherwise believe are reasonably required, such that the Back-Up Servicer maintains such capability. BTFC shall provide the Back-Up Servicer with reasonable notice (but in any event within 10 Business Days) of material changes to its computer hardware, software and related systems, such that the Back-Up Servicer may maintain its familiarity therewith.

         (b) BTFC and the Back-Up Servicer hereby confirm that prior to the Closing Date, BTFC has provided the Back-Up Servicer with the current version of its disaster recovery plan ("DRP"), as maintained in effect with Comdisco (together with any other provider from time to time of a DRP to BTFC, the "DRP Provider"), pursuant to which it has access to alternative computer hardware substantially configured in the same manner as BTFC's current computer hardware. BTFC and the Back-Up Servicer additionally confirm hereby that prior to the Closing Date BTFC has provided the Back-Up Servicer with written authorization to access BTFC's offsite storage facility wherein it maintains continuously updated copies of all software currently in use from time to time in servicing the Receivables as well as continuously updated copies of the magnetic tapes (or other electronic storage medium) storing information relating to the Receivables at the location(s) identified therein (each, an "Offsite Storage Facility"), and that the scope of the materials maintained in each Offsite Storage Facility, and the other provisions of the DRP, are sufficient such that the Back-Up Servicer could reasonably undertake collection of the Receivables in the manner contemplated in Section 7(b) hereof (assuming the Back-Up Servicer takes the other actions contemplated by Section 7(b) to be taken by it at such time). BTFC shall provide the Back-Up Servicer with reasonable notice (but in any event within 10 Business Days) of material changes to its DRP or its offsite storage facility, such that the Back-Up Servicer may maintain its familiarity therewith and access thereto, respectively.

         (c) BTFC hereby confirms that it has provided its current DRP Provider with written notice of the Back-Up Servicer's rights under this Back-Up Servicing Agreement, and has authorized and directed the offsite storage facility Provider to provide access to each Offsite Storage Facility, and the right to obtain the software, magnetic tapes (or other electronic storage medium) and other records relating to the Receivables maintained from time to time therein pursuant to the DRP, to the Back-Up Servicer in accordance with
Section 7(b) hereof, and will obtain the written acknowledgment and agreement of the DRP Provider and the offsite storage provider with respect thereto for the benefit of the Back-Up Servicer. BTFC has provided such acknowledgment to the Back-Up Servicer. From and after the Closing Date, upon reasonable prior notice and during normal business hours, BTFC and the DRP Provider and the Offsite Storage Facility Provider shall provide the Back-Up Servicer with reasonable access to any and all alternative Computer hardware facilities and Offsite Storage Facilities at which BTFC and/or its subsidiaries maintain alternative computer hardware and software, magnetic tapes (or other electronic storage medium) or other records relating to the Receivables. BTFC shall remain responsible for all costs and expenses (including rent and taxes) associated with the maintenance of such Offsite Storage Facilities. BTFC shall not, without the consent of the Back-Up Servicer, remove records relating to the Receivables from such Offsite Storage Facilities except to the extent done in the ordinary course of business in connection with restoring and updating software, magnetic tapes (or other electronic medium) or other records relating to the Receivables as contemplated by the DRP, or in connection with a material change to the DRP as to which the Back-Up Servicer has received notice as provided above.

                  (d) BTFC has provided to the Back-Up Servicer (i) a full backup of its software and data and (ii) multiple magnetic tape cartridges containing all the data necessary as determined by the Back-Up Servicer, based on certain representations made by BTFC, to be sufficient to enable the Back-Up Servicer to service and collect the Receivables as contemplated hereunder for each Receivable (i) as of the end of the last Business Day of each Monthly Period, to be provided on or before the related Determination Date until the Servicing Transfer Date, and (ii) on and as of the Business Day before the actual commencement of servicing functions by the Back-Up Servicer following the occurrence of the Servicing Transfer Date provided however that BTFC and the Back-Up Servicer shall have the right to modify the medium by which the Back-Up Servicer obtains the software and data it needs to service and collect the Receivables as contemplated hereunder.

         (e) If requested by the Back-Up Servicer, BTFC shall provide, within a reasonable period, personnel and employees or agents of the Back-Up Servicer with the opportunity to participate in the training which BTFC offers to its own personnel and employees in the use of BTFC's hardware, software and related systems to the extent applicable to servicing and collecting the Receivables (or BTFC may, at its election, offer comparable training to such personnel and employees of the Back-Up Servicer), provided that the Back-Up Servicer shall reimburse BTFC for any additional cost incurred by BTFC in providing such training.

         5. Notices, Reports, Statements, Etc. The Trustee shall provide to the Back-Up Servicer all notices, reports, statements and other written communications delivered by the Trustee to BTFC under the Pooling and Servicing Agreement, and BTFC shall provide to the Back-Up Servicer all notices, reports, statements and other written communications delivered by BTFC to the Trustee under the Pooling and Servicing Agreement. For so long as TCB shall be both the Trustee and the Back-Up Servicer (or if at any other time the same Person shall be acting in both such capacities), all notices, reports, statements and other written communications which are either delivered by the Trustee to BTFC or by BTFC to the Trustee, shall be deemed also to have been delivered to the Back-Up Servicer.

         6. Supervisory Functions of Back-Up Servicer. Prior to a Servicing Transfer, the Back-Up Servicer shall perform the following supervisory functions, provided that the Back-Up Servicer shall be entitled to request of and receive from the Trustee and BTFC, as appropriate, access to all information or to any premises of BTFC necessary to conduct tests or make reports in a timely manner as specified below.

         (a) The Back-Up Servicer shall review the monthly Settlement Statements provided by BTFC on each Determination Date, and shall review the monthly Certificateholders Statements provided to Series 1996-1 Certificateholders on each Determination Date, and, within five days of the corresponding Determination Date, shall verify the calculations set forth in such statements (based on the information contained therein). If it shall appear to the Back-Up Servicer that any such statement contains a material error, irregularity or discrepancy, then the Back-Up Servicer shall first consult with BTFC to confirm such findings. If following such consultation with BTFC the Back-Up Servicer continues to believe that such material error, irregularity or discrepancy exits, then the Back-Up Servicer shall provide the Transferor, BTFC, the Trustee (which shall provide copies to each Series 1996-1 Certificateholder) and each Rating Agency with written notice thereof. In addition, the Back-Up Servicer shall confirm with the Trustee that the balances shown on the Settlement Statement with respect to each account set forth thereon conform to the corresponding balances shown on the Trustee's internal records with respect to such accounts.

         (b) Within 15 days following the end of the six-month period ending June 30 and December 31 of each year (beginning with the six-month period ending June 30, 1997), the Back-Up Servicer shall (i) randomly select one Monthly Period (hereinafter, the "Monthly Period Reviewed") from the preceding six Monthly Periods, (ii) randomly select three Daily Reports relating to three days within the Monthly Period Reviewed from those provided by BTFC, and with respect to each such Daily Report perform the review specified in paragraph (A) below,
(iii) select the monthly Settlement Statement and Certificateholder's Statement relating to the Monthly Period Reviewed, and with respect to such Settlement Statement perform the review specified in paragraph (B) below, and with respect to the Certificateholder's Statement perform the review specified in paragraph
(C) below, (iv) randomly select five (5) Contracts identified on BTFC's accounts receivable aging report and with respect to each such Contract selected perform the review specified in paragraph (D) below, and (v) provide the Transferor, BTFC, the Trustee (which shall provide copies to each Series 1996-1 Certificateholder) and each Rating Agency with a certificate stating that each of the amounts to be compared pursuant to paragraphs (A) and (B) below was found to be consistent or, if applicable, setting forth any material discrepancies found in comparing such amounts.

                  (A) With respect to each of the three Daily Reports selected,

                           (i) the Back-Up Servicer shall compare the amounts set forth thereon representing Collections, Principal Collections, Imputed Yield Collections, new Principal Receivables, Defaulted Receivables, Dilutions, and the beginning and ending Eligible Receivables balances with the corresponding amounts set forth in, or determined based on other amounts set forth in, the summary report source documents used by BTFC in preparing such Daily Report;

                          (ii) the Back-Up Servicer shall compare the Collections, the Principal Collections and the Imputed Yield Collections together with the amounts, if any, representing deposits to the Excess Funding Account and the Reserve Fund set forth on each of the three Daily Reports tested with the Trustee's applicable deposit records to determine if the appropriate amounts were deposited to the Collection Account and the Principal Subaccount and the Interest Subaccount thereof, the Excess Funding Account and the Reserve Fund, as the case may be; and

                         (iii) the Back-Up Servicer shall recalculate the allocation of Principal Collections and Imputed Yield Collections among the Exchangeable Transferor Certificate, the Series 1996-1 Certificates and any other Series of Investor Certificates then outstanding by multiplying the allocation percentage(s) applicable to the Transferor Interest, the Series 1996-1 Certificates and any such other Series of Investor Certificates then outstanding shown on the Servicer's Report first by the Principal Collections and then by the Imputed Yield Collections, and shall confirm the calculation of each such allocation percentage with reference to the Transferor Interest, the Series 1996-1 Invested Amount, and the Invested Amount(s) of any such other Series of Investor Certificates then outstanding.

                  (B) With respect to the monthly Settlement Statement,

                           (i) the Back-Up Servicer shall compare the aggregate Eligible Principal Receivables and Qualifying Gross Receivables balance in each of the aging categories set forth thereon with the corresponding amounts set forth in the summary report source documents of BTFC as of the end of the last Business Day of the Monthly Period Reviewed; and

                          (ii) the Back-Up Servicer shall compare the amounts set forth thereon representing Collection, Principal Collections, Imputed Yield Collections, new Principal Receivables, Defaulted Receivables and Dilutions to the aggregate of such information appearing in each of the Daily Reports provided with respect to the Monthly Period Reviewed.

                  (C) With respect to the Monthly Certificateholder's Statement, the Back-Up Servicer shall verify the calculable Pay-Out-Event triggers set forth thereon (based solely on the information contained therein).

                  (D) With respect to the five (5) Contracts selected, the Back-Up Servicer shall review BTFC's member profile screen and verify that, with respect to the related Obligor, the number of days elapsed since the most recent payment due date for that Obligor is consistent with the corresponding information set forth for such Obligor on BTFC's account receivable aging report.

                  (c) Representative examples of the summary report source documents used by BTFC in preparing the Daily Reports are attached hereto as Exhibit A. In case of a material change to such summary report source documents, BTFC will provide notice thereof to the Back-Up Servicer, which notice shall include representative examples of such new summary report source documents if appropriate.

                  (d) The performance by the Back-Up Servicer of the supervisory functions provided for in this Section 6 shall not constitute or be construed as an assessment of the creditworthiness or as a credit analysis of BTFC or any Obligor. The Back-Up Servicer shall have no liability to BTFC, the Trustee or any third party in connection with the performance of its duties hereunder, except to the extent expressly provided for herein, and to the extent of its own negligence or willful misconduct.

         7. Servicing Transfer. Upon the occurrence of the Servicing Transfer Date, the Back-Up Servicer may assume and undertake the obligations of Successor Servicer by electing at such time, in its sole discretion, to service the Receivables from the premises of BTFC pursuant to subsection 7(a) hereunder, to obtain the current software and current magnetic tape (or other electronic medium) and other records relating to the Receivables from the Offsite Storage Facility pursuant to the DRP then in effect and, thereafter, service the Receivables from premises and through computer systems and related facilities otherwise arranged by it pursuant to subsection (b), or by a combination of the actions contemplated in (a) and (b) if appropriate. The Back-Up Servicer shall use its best efforts to establish its servicing operations in the premises of BTFC, or in such locations as may otherwise be arranged by the Back-Up Servicer, as the case may be, so as to effect an expeditious and orderly transfer of servicing such that the Back-Up Servicer, as Successor Servicer, shall itself have commenced servicing and collecting the Receivables within five Business Days of the Servicing Transfer Date, provided, that the Back-Up Servicer shall not be responsible for delays attributable to BTFC's failure to deliver information, monies or other materials required to be delivered hereunder, or under the Pooling and Servicing Agreement, upon a Servicing Transfer, defects in the information supplied by BTFC, or other circumstances beyond the reasonable control of the Back-Up Servicer. Prior to the Servicing Transfer Date, the Back-Up Servicer shall make diligent efforts to identify and avert problems which may cause delays in effecting a Servicing Transfer, subject to BTFC's performance of its obligations to cooperate and to provide information hereunder upon reasonable request.

         (a) As of the Servicing Transfer Date, the Back-Up Servicer shall have the right (i) to enter and operate any and all business premises of BTFC where records or other information relating to the Receivables may be maintained or as may otherwise be deemed necessary by the Back-Up Servicer, in its sole discretion, in order to exercise the rights and perform the obligations of Successor Servicer, including without limitation any "Regional Servicing Centers" then in use, (ii) to assume full control of the computer, software and other information management systems of BTFC to the extent use of such computer, software and other information management systems is required to service and collect Receivables, (iii) to otherwise utilize all facilities, equipment and related supplies within any such premises, and (iv) to utilize the services of all personnel and employees of BTFC, or if so desired by the Back-Up Servicer in its sole discretion, to utilize its own personnel, employees, and agents in such premises to the extent such personnel, employees, and agents of the Back-Up Servicer are properly trained and otherwise able to utilize the systems and facilities of BTFC without unreasonable risk of damage thereto, loss or impairment of information processed thereon, or disruption of BTFC's continuing use of the same systems and facilities for tasks unrelated to servicing and collecting the Receivables (and subject to Section 13 hereof). In the event the Back-Up Servicer elects to conduct all or any part of its servicing operations as Successor Servicer from premises of BTFC, then the Back-Up Servicer shall pay to (or for the account of) BTFC the portion of the actual costs of operating such premises, including without limitation the actual cost of providing and maintaining the computer, software and other information management systems of BTFC referred to in (ii) above, the actual cost of the other facilities, equipment and related supplies referred to in (iii) above, and the actual cost of the personnel and employees of BTFC referred to in (iv) above, which is fairly and reasonably allocable to the servicing operations conducted by the Back-Up Servicer relative to the servicing and other membership-related operations being conducted by BTFC from such premises at such time, promptly upon submission of invoices by BTFC with reasonable substantiation of such costs and the basis for the allocation thereof, provided, however, in no event shall such allocated costs for any month exceed 90% of the Servicing Fee payable to a Successor Servicer for such month.

         (b) As of the Servicing Transfer Date, upon delivery to the related DRP Provider or offsite storage facility provider of notice executed by the Trustee, to the effect that a Servicing Transfer has occurred and the Back-Up Servicer has been appointed as Successor Servicer, the Back-Up Servicer shall be entitled to take possession of all computer software and data on magnetic tapes (or other electronic medium) on which information relating to the Receivables is stored, and any other records in any Offsite Storage Facility relating to the Receivables, which materials are nevertheless acknowledged to be and shall remain the property of BTFC. Upon electing not to service the Receivables from the premises of BTFC in accordance with subsection 7(a) hereof, the Back-Up Servicer shall be responsible for managing other premises, computer systems and other facilities, and for engaging personnel or employees or agents capable of performing the servicing functions, at the sole cost and expense of the Back-Up Servicer, in order to process such information and service the Receivables.

         (c) In the event the Back-Up Servicer obtains any computer software or data on magnetic tapes (or other electronic medium) or other records relating to the Receivables from any Offsite Storage Facility, or otherwise obtains such materials from BTFC or its agents (whether or not the Back-Up Servicer elects to conduct all or any part of its servicing operations as Successor Servicer from premises of BTFC), then the Back-Up Servicer covenants and agrees for the benefit of BTFC, but only to the extent not in contravention of its express obligations hereunder or under the Pooling and Servicing Agreement, that (i) the Back-Up Servicer will access all such materials in a manner that will not impair the continued efficacy of BTFC's DRP and Offsite Storage Facility as it affects the other aspects of BTFC's business which remain ongoing at such time or as would reasonably be required upon a resumption of servicing by BTFC, and that it will return either the originals or exact duplicates of all materials removed from any Offsite Storage Facility (or otherwise provided by BTFC or its agents) as expeditiously as reasonably practicable, so that such materials will be and remain available to BTFC and its Affiliates as contemplated by the DRP and Offsite Storage Facility, (ii) unless BTFC and the Back-Up Servicer shall mutually agree at the time of a Servicing Transfer that the Back-Up Servicer shall continue to utilize the DRP or Offsite Storage Facility established and maintained by BTFC, the Back-Up Servicer shall establish and maintain its own offsite storage facility with respect to all materials generated or processed by it while acting as Successor Servicer which are comparable to the materials maintained offsite by BTFC pursuant to BTFC's Offsite Storage Facility, so that such materials will be and remain available to both it and BTFC in comparable offsite storage facilities, and (iii) the Back-Up Servicer shall provide BTFC with reasonable access to, and if requested by BTFC at the expense of BTFC copies of, materials generated and processed by it while acting as Successor Servicer, so that BTFC may properly maintain its membership files in accordance with its customary procedures, may properly service and collect those Receivables which are not being serviced by the Successor Servicer, and may resume servicing the Receivables as contemplated by subsection (j) below.

         (d) In furtherance of, and without limiting, the provisions of subsections (a) or (b) above or of Section 10.1 of the Pooling and Servicing Agreement, BTFC irrevocably constitutes and appoints the Back-Up Servicer, upon the occurrence of the Servicing Transfer Date, as BTFC's true and lawful attorney, with full power of substitution, (i) to take and perform each and every action referred to in subsections (a) and (b) above, (ii) to exercise control over all bank accounts in which Collections may be received or held and, in connection therewith, to make any necessary endorsements, including without limitation, in the name of BTFC, upon any and all checks or other instruments remitted by or on behalf of the Obligors on the Receivables, provided, that all amounts included within any of the foregoing which are not Collections (or otherwise subject to retention by the Trustee or the Servicer pursuant to the Pooling and Servicing Agreement) shall be remitted to or as directed by BTFC promptly upon identification thereof, and (iii) to take such other action, including without limitation in the name of BTFC, as the Back-Up Servicer, in its sole discretion, believes necessary for the Back-Up Servicer to perform its obligations as Successor Servicer. BTFC and the Back-Up Servicer hereby agree that the appointment of the Back-Up Servicer as attorney-in-fact pursuant to this Section 7(d) is coupled with an interest. The Back-Up Servicer covenants and agrees for the benefit of BTFC, that in taking any action in the name or for the account of BTFC or any Affiliate thereof, whether under or pursuant to the power of attorney granted in this subsection (d) or otherwise, the Back-Up Servicer shall service and collect the Receivables in compliance with all Requirements of Law.

         (e) In the event of a Servicing Transfer, then effective as of the Servicing Transfer Date, BTFC hereby grants to the Back-Up Servicer a non-exclusive license or sublicense, as applicable, to use all computer software either owned by or licensed to BTFC to the extent required to service and collect Receivables, provided that such sublicense by BTFC shall not apply to any software licensed by others to BTFC as to which a sublicense in favor of or use by the Back-Up Servicer would be in violation of an express contractual restriction or otherwise illegal, provided further, however, that BTFC shall advise the Back-Up Servicer of any such required computer software subject to such restrictions or as to which a sublicense in favor of or use by the Back-Up Servicer would otherwise be illegal, and will use its best efforts to obtain for the Back-Up Servicer the right to use such software. If BTFC shall be unable to obtain assurance reasonably satisfactory to the Back-Up Servicer that such computer software is legally available for use by it upon a Servicing Transfer, then BTFC shall seek to develop or obtain substitute software that would be available for use by the Back-Up Servicer, provided, that BTFC shall not be required to incur any material expense in developing or obtaining such substitute software unless the Back-Up Servicer shall have agreed to reimburse BTFC for such amounts, and any fees payable to licensors of software in connection with obtaining sublicenses or other consents to usage of such software by the Back-Up Servicer shall be an expense of the Back-Up Servicer and shall not be separately reimbursable under the Pooling and Servicing Agreement. If, notwithstanding the foregoing, the Back-Up Servicer shall be unable to use such software, then the Back-Up Servicer shall use its best efforts, with the cooperation of BTFC, to migrate to different computer software which shall be sufficient to enable the Back-Up Servicer to perform its obligations with respect to servicing and collecting the Receivables.

         (f) In the event of a Servicing Transfer, to the extent requested by the Back-Up Servicer, BTFC shall make arrangements for the prompt and safe transfer to the Back-Up Servicer, of all necessary servicing files and records, including (as deemed necessary by the Back-Up Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) loan payment history, (iv) collections history, and (v) the trial balances, as of the close of business on the day immediately preceding the Servicing Transfer Date (or such later date on which the Successor Servicer actually begins to process Collections), reflecting all applicable information with respect to the Receivables.

         (g) If not servicing from BTFC's premises, in the event of a Servicing Transfer, the Back-Up Servicer may, at its option and expense if deemed by it appropriate for collection of the Receivables, send notice to each Obligor (which may be sent in the name of BTFC if elected by the Back-Up Servicer), in the form of Exhibit B hereto containing the following information: (i) the Servicing Transfer Date, (ii) the address, telephone number and department of the Successor Servicer which is able to answer questions regarding billing,
(iii) notification that the legal terms and conditions of the Obligor's obligations in respect of the Receivables will not be affected by the Servicing Transfer, and (iv) any other information deemed necessary or desirable by the Back-Up Servicer at such time to assure collection of the Receivables; provided, that the form and substance of any such notice shall be subject to the prior consent of BTFC, which consent shall not be unreasonably withheld or delayed; provided further that the Back-Up Servicer and BTFC each agree that a notice substantially in the form of Exhibit B hereto would be acceptable to each for purposes of this subsection 7(b).

         (h) In the event of a Servicing Transfer, BTFC covenants and agrees that it will cooperate in good faith with the Back-Up Servicer, and will provide to the Back-Up Servicer on an ongoing basis such materials and information as the Back-Up Servicer may reasonably request, as well as any such materials and information as BTFC may reasonably determine should be provided to the Back-Up Servicer, in order to provide for an orderly transition of the servicing responsibility in a manner least likely to materially adversely affect the interests of the Certificateholders and the performance of the Back-Up Servicer as Successor Servicer on their behalf.

         (i) In the event of a Servicing Transfer, the Back-Up Servicer agrees that it will cooperate in good faith with BTFC, in requesting materials and information from BTFC, will seek to minimize the burdensomeness of such requests, and to the extent actually conducting servicing operations from premises of BTFC, will seek to use such premises, as well as the computer hardware, software and systems, any other facilities, equipment and related supplies, and any personnel and employees of BTFC used by it to carry on such servicing operation, in the manner that will be least disruptive to the other aspects of BTFC's business which remain ongoing at such time and are otherwise conducted from such premises, and in a manner intended to minimize any adverse impact on the continuing relationship between BTFC and the memberships of the various health clubs owned and operated by BTFC and its subsidiaries, subject to BTFC's compliance with its obligations to cooperate and provide information hereunder in response to reasonable requests.

         (j) In the event of a Servicing Transfer, then upon the Series 1996-1 Termination Date, or at such other time as the Back-Up Servicer shall no longer be acting as the Successor Servicer under the Pooling and Servicing Agreement, the Back-Up Servicer shall cooperate in good faith with BTFC, in returning to BTFC all materials and information initially provided by BTFC (subject to such modifications thereto as may have occurred in the normal course of servicing the Receivables by the Back-Up Servicer), and to the extent the Successor Servicer shall have been conducting servicing operations from premises of BTFC, will return possession and control of such premises, as well as the computer hardware, software and systems, any other facilities, equipment and related supplies, and any personnel and employees of BTFC used by it to carry on such servicing operation, so as to effect an expeditious and orderly transfer of servicing in the manner that, without placing unreasonable burdens or expense on the Back-Up Servicer, will be most conducive to the resumption of such servicing activity by BTFC and least disruptive to the other aspects of BTFC's business which remain ongoing at such time and are otherwise conducted from such premises, and in a manner intended to minimize any adverse impact on the continuing relationship between BTFC and the memberships of the various health clubs owned and operated by BTFC and its subsidiaries.

         (k) It is expressly understood and agreed that if a Servicing Transfer shall occur, upon effecting such Servicing Transfer pursuant to the provisions of this Section 7 and Sections 10.1 and 10.2 of the Pooling and Servicing Agreement, as applicable, notwithstanding any other provision of this Back-Up Servicing Agreement, the responsibilities, duties and liabilities of the Successor Servicer to the Trustee, the Holder of the Exchangeable Transferor Certificate and the Holders of the Series 1996-1 Certificates with respect to servicing and collecting the Receivables shall be as set forth in the Pooling and Servicing Agreement, and the Successor Servicer shall be entitled to the rights, benefits, limitations and disclaimers provided for therein. This Agreement is not intended to require and shall not be construed as requiring the Successor Servicer to take extraordinary actions, make unreasonable efforts, commit or expend extraordinary resources or otherwise service and collect the Receivables in a manner other than that required of a prudent institutional servicer acting in good faith to realize collections on such Receivables in accordance with the requirements and standards provided for in the Pooling and Servicing Agreement, provided, that this subsection (k) shall not relieve the Back-Up Servicer of any obligation expressly provided for in this Back-Up Servicing Agreement.

         (l) If the Back-Up Servicer shall become the Successor Servicer, then:

             (i) BTFC shall indemnify and hold harmless the Back-Up
         Servicer from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants, fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of (A) any acts or omissions or alleged acts or omissions of BTFC in its capacity as Servicer prior to the Servicing Transfer Date, including without limitation, in servicing and collecting the Receivables in violation, or alleged violation, of Requirements of Law,
         (B) any claims by any consumers or third parties arising out of information provided, or directions given, to Back-Up Servicer by BTFC or by officers, directors, employees or authorized agents of BTFC, or
         (C) any acts or omissions or alleged acts or omissions of BTFC with respect to matters arising under this Back-Up Servicing Agreement for which BTFC is responsible pursuant to this Back-Up Servicing Agreement; provided, however, that BTFC shall not indemnify or hold harmless the Back-Up Servicer if such acts, omissions or alleged acts or omissions, or use of such information or directions provided, constituted or are caused by fraud, negligence, or willful misconduct by the Back-Up Servicer (or any of the Back-Up Servicer's officers, directors, employees or authorized agents);

             (ii) The Back-Up Servicer shall indemnify and hold harmless BTFC from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' and accountants' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of (A) any acts or omissions or alleged acts or omissions of the Back-Up Servicer in its capacity as Successor Servicer on and after the Servicing Transfer Date, including without limitation, in servicing and collecting the Receivables in violation, or alleged violation, of Requirements of Law, (B) any claims by any consumers or third parties arising out of information provided, or directions given, to BTFC by the Back-Up Servicer or by officers, directors, employees or authorized agents of the Back-Up Servicer, or (C) any acts or omissions or alleged acts or omissions of the Back-Up Servicer with respect to matters arising under this Back-Up Servicing Agreement for which the Back-Up Servicer is responsible pursuant to this Back-Up Servicing Agreement; provided, however, that the Back-Up Servicer shall not indemnify or hold harmless BTFC if such acts, omissions or alleged acts or omissions, or use of such information or directions provided, constituted or are caused by fraud, negligence, or willful misconduct by BTFC (or any of BTFC's officers, directors, employees or authorized agents); and

            (iii) The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of BTFC as Servicer, the resignation or removal of Back-Up Servicer and/or the termination of the Trust and shall survive any Servicing Transfer Date, the termination of the Pooling and Servicing Agreement and this Back-Up Servicing Agreement.

         8. Back-Up Servicer Standby Fee. Except as provided in Section 9 hereof, the Transferor, BTFC and the Trustee on behalf of the Certificateholders agree that the Back-Up Servicer shall be entitled to receive compensation (the "Back-Up Servicer Standby Fee") for all services rendered by the Back-Up Servicer hereunder and for its commitment to act as Successor Servicer in the event of any resignation or termination of BTFC as Servicer, in the amount of One Hundred Fifty Thousand Dollars ($150,000) per year during the term of this Back-Up Servicing Agreement, payable in installments of Twelve Thousand Five Hundred Dollars ($12,500) monthly in arrears pursuant to Section 4.9(a)(ii) of the Pooling and Servicing Agreement, commencing on the Distribution Date occurring during January 1997, provided, that the Back-Up Servicer Standby Fee shall be payable on a pro-rated basis to the extent applicable to a Monthly Period that is less than a full calendar month, based on actual days elapsed in a month of 30 days. The Back-Up Servicer shall not be relieved of its obligations under this Back-Up Servicing Agreement by reason of any failure to receive the full Back-Up Servicer Standby Fee pursuant to Section 4.9(a)(ii) of the Pooling and Servicing Agreement as provided herein. The Back-Up Servicer shall be responsible for any costs, expenses or other disbursements incurred by it in the ordinary course of performing its obligations as Back-Up Servicer. The Back-Up Servicer shall pay any and all such amounts for its own account and shall not be entitled to any reimbursement or payment therefor other than the Back-Up Servicer Standby Fee.

         9. Fees Payable to Back-Up Servicer Upon Becoming the Successor Servicer. Effective with the date (if any) upon which the Back-Up Servicer becomes the Successor Servicer under the Pooling and Servicing Agreement, the Back-Up Servicer shall be paid the Servicing Fee provided for in Section 3.2 of the Pooling and Servicing Agreement, and the Back-Up Servicer Standby Fee provided for in Section 8 hereof shall no longer be payable to the Back-Up Servicer with respect to any period after such date. Upon the occurrence of a Servicing Transfer, the Back-Up Servicer in its capacity as Successor Servicer shall be responsible for any costs, expenses, or other disbursements incurred by it in the ordinary course of performing its obligations as Successor Servicer in accordance with Section 3.2 of the Pooling and Servicing Agreement, and shall not be entitled to receive payment or reimbursement therefor unless expressly provided for in the Pooling and Servicing Agreement, the Pooling and Servicing Supplement or the Back-Up Servicing Agreement.

         10. Representations and Warranties of the Back-Up Servicer. TCB, as Back-Up Servicer, hereby makes, and any Successor Back-Up Servicer by its appointment hereunder shall make, the following representations, warranties and covenants on which the Transferor, BTFC and the Trustee have each relied:

         (a) Rights and Obligations Under Agreement. BTFC has delivered to the Back-Up Servicer a copy of the Pooling and Servicing Agreement and all supplements thereto, and the Back-Up Servicer has reviewed and understands the transactions contemplated therein, including without limitation all of the rights and obligations of a Successor Servicer thereunder.

         (b) Organization and Good Standing. The Back-Up Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority, corporate or otherwise, and the legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Back-Up Servicing Agreement.

         (c) Due Qualification. The Back-Up Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign legal entity in any state where such qualification is necessary in order to service the Contracts and the related Receivables as required by the Pooling and Servicing Agreement and has obtained all necessary licenses and approvals with respect to the Back-Up Servicer necessary for the due execution, delivery and performance by it of this Back-Up Servicing Agreement and the Pooling and Servicing Agreement as required under federal and state law in order to service the Contracts and the related Receivables as required by this

Back-Up Servicing Agreement and the Pooling and Servicing Agreement, and if the Back-Up Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Back-Up Servicer's ability to perform its obligations hereunder or under the Pooling and Servicing Agreement or the enforceability of the Contracts and the related Receivables; provided, however, that other than with respect to the due execution, delivery and performance by it of this Back-Up Servicing Agreement, this representation shall be deemed to be satisfied by the Back-Up Servicer if its provisions are true and correct within sixty (60) days of the Servicing Transfer Date.

         (d) Due Authorization. The execution and delivery of this Back-Up Servicing Agreement and the consummation of the transactions provided for herein, have been duly authorized by the Back-Up Servicer by all necessary action, corporate or otherwise, on the part of the Back-Up Servicer.

         (e) Binding Obligation. This Back-Up Servicing Agreement and the consummation of the transactions provided for herein, constitutes a legal, valid and binding obligation of the Back-Up Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors, rights in general, and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

         (f) No Violation. The execution and delivery of this Back-Up Servicing Agreement by the Back-Up Servicer, and the performance of the transactions contemplated by this Back-Up Servicing Agreement and the Pooling and Servicing Agreement and the fulfillment of the terms hereof and thereof applicable to the Back-Up Servicer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Back-Up Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Back-Up Servicer is a party or by which it is bound.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Back-Up Servicer, threatened against the Back-Up Servicer before any Governmental Authority (i) asserting the invalidity of this Back-Up Servicing Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Back-Up Servicing Agreement or the Pooling and Servicing Agreement, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Back-Up Servicer of its obligations under this Back-Up Servicing Agreement or the Pooling and Servicing Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Back-Up Servicing Agreement or the Pooling and Servicing Agreement, (v) seeking any determination or ruling that would materially and adversely affect the payment or enforceability of the Receivables taken as a whole, or (vi) seeking to affect adversely the tax attributes of the Trust.

         (h) Compliance with Requirements of Law. The Back-Up Servicer shall maintain in effect all qualifications required under Requirements of Law in order to service properly each Contract and the related Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Contract and the related Receivable, the failure to maintain or to comply with which would have a material adverse effect on the Certificateholders or any Enhancement Provider.

         (i) Protection of Certificateholders' Rights. Except as otherwise required to comply with any Requirements of Law, the Back-Up Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Contract or the related Receivable or the rights of any Enhancement Provider.

         (j) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of this Back-Up Servicing Agreement by the Back-Up Servicer and the performance by it of the transactions contemplated by this Back-Up Servicing Agreement and the Pooling and Servicing Agreement and the fulfillment of the terms hereof and thereof, have been obtained or, if not yet obtained, will be obtained upon the occurrence of a Servicing Transfer and the Back-Up Servicer has no reason to believe that any such required consents would not be obtainable at such time in a timely manner; provided, however, that the Back-Up Servicer makes no representation or warranty regarding federal or state securities or "Blue Sky" laws in connection with the distribution of the Certificates.

         11. Representations and Warranties of BTFC. BTFC hereby represents and warrants to, and acknowledges and agrees with, the Back-Up Servicer as follows:

         (a) BTFC has delivered to the Back-Up Servicer a true, complete and correct copy of the Pooling and Servicing Agreement.

         (b) The execution, performance and delivery of this Back-Up Servicing Agreement by BTFC have been duly authorized by all necessary corporate action.

         (c) This Back-Up Servicing Agreement and the consummation of the transactions contemplated herein, constitute a legal, valid and binding obligation of BTFC, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditor's rights in general, and as such enforceability may be limited by general principals of equity (whether considered in a proceeding at law or in equity).

         (d) BTFC has no knowledge of any approvals, authorizations, consents, orders, licenses, or other actions of any Governmental Authority required in connection with the execution and delivery of this Back-Up Servicing Agreement and the transactions contemplated hereby and the fulfillment of the terms hereof that have not been obtained.

         (e)      As of the date hereof, no Servicer Default has occurred.

         12. Confidentiality. In furtherance of, and without limiting, the provisions of Section 10.1 of the Pooling and Servicing Agreement, the Back-Up Servicer hereby agrees that it will not disclose, directly or indirectly, to any Person or use for its own benefit any trade secrets or other proprietary information relating to the business of BTFC (including without limitation any such secrets or information derived from or related to software and computer systems, manuals, training materials and any other materials related to servicing and collecting Receivables or otherwise related to the operating procedures of BTFC and its Affiliates) learned or acquired by the Back-Up Servicer during the term of this Back-Up Servicing Agreement or on and after the assumption by the Back-Up Servicer of the rights and obligations of Successor Servicer, unless the Back-Up Servicer shall be legally required to make such disclosure.

         13. Retention of BTFC Employees by Successor Servicer. In the event the Back-Up Servicer shall become the Successor Servicer, the Back-Up Servicer may, in its sole discretion, offer to employ and may employ, any current or former employee of BTFC or any Affiliate of BTFC, including by reason of the arrangement contemplated in Section 7(a) hereof, provided that any offers of such employment are extended by the Back-Up Servicer solely for the purpose of enabling the Back-Up Servicer to fulfill its obligations as Successor Servicer, are understood and acknowledged by both the Back-Up Servicer and any such employee to be temporary in nature, are not undertaken in an attempt to enable the Back-Up Servicer to compete on a going forward basis with BTFC in servicing receivables such as the Receivables, and are not intended or reasonably likely to result in such employees being unavailable to BTFC upon a resumption of servicing by BTFC. BTFC hereby agrees that, if the conditions set forth in the proviso to the preceding sentence are satisfied, then the acceptance of such employment by any current or former employee of BTFC or Affiliate thereof shall not be a violation of any confidentiality or non-competition agreement between BTFC or any Affiliate thereof and such current or former employee. Notwithstanding the foregoing, it is understood and agreed that the Back-Up Servicer shall have no obligation whatsoever to employ or otherwise compensate any current or former employee of BTFC or any Affiliate thereof.

         14. Termination. BTFC may terminate this Back-Up Servicing Agreement upon 30 days prior written notice to the Back-Up Servicer, the Trustee and the Transferor; provided, however, that no such termination of this

Back-Up Servicing Agreement by BTFC shall be effective without the prior written consent of the Trustee, which shall include a certification that this Back-Up Servicing Agreement is being terminated in accordance with the requirements of
Section 16 of the Series 1996-1 Supplement. The Trustee may terminate this Back-Up Servicing Agreement upon 30 days prior written notice to the Back-Up Servicer and BTFC, which notice shall include a statement that this Back-Up Servicing Agreement is being terminated in accordance with the requirements of
Section 16 of the Series 1996-1 Supplement.

         15. Back-Up Servicer Not Responsible for Fees Payable to Sub-Servicers. In the event that prior to any resignation or termination of BTFC as Servicer, BTFC shall have appointed one or more Persons to act as Sub-Servicers, the Back-Up Servicer shall have no obligation with respect to any fees or other amounts owed to such sub-Servicers by BTFC and shall have no obligation to maintain in effect any agreement with any such Sub-Servicer.

         16. No Amendment to the Pooling and Servicing Agreement. BTFC hereby agrees that it will not amend the Pooling and Servicing Agreement in any manner that may have a material adverse affect on the rights or obligations to be assumed by the Back-Up Servicer as Successor Servicer without the prior written consent of the Back-Up Servicer thereto.

         17. Back-Up Servicer Not to Resign; Trustee to Act; Appointment of Successor.

         (a) The Back-Up Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Back-Up Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Back-Up Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee if not the Back-Up Servicer, and if the Trustee is the Back-Up Servicer, to the Transferor. No such resignation shall become effective until the Trustee (if not the Back-Up Servicer) or a Successor Back-Up Servicer shall have assumed in writing the responsibilities and obligations of the Back-Up Servicer hereunder.

         (b) The Trustee shall notify each Holder of Series 1996-1 Certificates and each Rating Agency of any resignation of the Back-Up Servicer pursuant to this Section 17. The Trustee shall, as promptly as possible after any resignation of the Back-Up Servicer, appoint a successor back-up servicer (the "Successor Back-Up Servicer"), provided, that in connection with any such appointment, BTFC shall have the right within the first 60 days following notice from the Back-Up Servicer of such intended resignation to propose initially one or more financial institutions that would be acceptable to it as such a Successor Back-Up Servicer, and the Trustee shall notify each Holder of Series 1996-1 Certificateholders and each Rating Agency of any financial institution(s) so proposed by BTFC. If the Rating Agency Condition would be satisfied with respect to any such appointment, and the engagement of any such proposed financial institution is acceptable to the Holders of Series 1996-1 Certificates evidencing at least 50% of the Series 1996-1 Invested Amount as set forth in written notice from such Holders given to the Trustee within 10 Business Days following the Trustee's notice of the proposed Successor, then the Trustee shall appoint the institution selected by BTFC, or if more than one institution was proposed, the institution preferred by BTFC. If BTFC fails to propose any financial institutions to act as such Successor Back-Up Servicer, or if no institution proposed by BTFC has satisfied the Rating Agency Condition or is acceptable to the Certificateholders as aforesaid, then the Trustee may appoint a Successor Back-Up Servicer selected by it or, if the Trustee is otherwise unable within 120 days of the date of delivery to it of such Opinion of Counsel to appoint a Successor Back-Up Servicer, the Trustee (if not the Back-Up Servicer) shall serve as Successor Back-Up Servicer hereunder (but shall have continued authority to appoint another Person as Successor Back-Up Servicer). Notwithstanding the foregoing, the Trustee shall, if it is legally unable to act or is otherwise unable to appoint a Successor Back-Up Servicer, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a tangible net worth of not less than $50,000,000 and whose regular business includes the servicing of contracts and receivables similar to the Contracts and the related Receivables as the Successor Back-Up Servicer hereunder.

         (c) Upon its appointment, the Successor Back-Up Servicer shall be the successor in all respects to the Back-Up Servicer with respect to back-up servicing functions under this Back-Up Servicing Agreement and shall be subject to all the rights, responsibilities, duties and liabilities relating thereto placed on the Back-Up Servicer by the terms and provisions hereof, and all references in this Back-Up Servicing Agreement to the Back-Up Servicer shall be deemed to refer to the Successor Back-Up Servicer. Any Successor Back-Up Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of this Back-Up Servicing Agreement and any Enhancement.

         (d) In connection with such appointment and assumption, the Trustee shall be entitled to make such arrangements for the compensation of the Successor Back-Up Servicer, as it and such Successor Back-Up Servicer shall agree, subject to the consent of BTFC, which consent shall not be unreasonably withheld or delayed; provided that any such compensation shall be paid by BTFC from its own assets and not from assets of the Trust.

         18. Right of Trustee to Enforce this Back-Up Servicing Agreement. It is understood and agreed that the Trustee, on behalf of the Holders of the Series 1996-1 Certificates, shall have the right to enforce this Back-Up Servicing Agreement against BTFC and the Back-Up Servicer.

         19. Counterparts. This Back-Up Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         20. GOVERNING LAW. THIS BACK-UP SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         21. Amendment. This Back-Up Servicing Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by each of the parties hereto provided, that the Trustee shall not agree to any amendment hereto unless the consents required pursuant to Section 16 of the Series 1996-1 Supplement have been obtained.

         22. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

                           (a)      in the case of the Transferor, to

                           H & T Receivable Funding Corporation
                           8700 West Bryn Mawr
                           Chicago, Illinois 60631
                           Attention:  Box HTRFC

                           (b)      in the case of BTFC, to:

                           Bally Total Fitness Corporation
                           8700 West Bryn Mawr,
                           Chicago, Illinois 60631
                           Attention:  General Counsel

                           (c) in the case of the Trustee and the Back-Up Servicer, to:

                           Texas Commerce Bank National Association
                           600 Travis Street, 8th Floor
                           Houston, Texas 77002
                           Attention: Global Trust Services -- Bally's 1996-1


or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other Persons.

         23. Binding Effect. This Agreement shall inure to the benefit of, and the obligations hereunder shall be binding upon, the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.


                                  H & T RECEIVABLE FUNDING CORPORATION


                                  By:  /s/ John W. Dywer
                                      Printed Name: John W. Dywer_
                                      Title: Senior Vice President


                                  BALLY TOTAL FITNESS CORPORATION
                                   as Servicer


                                  By:  /s/ John W. Dywer
                                      Printed Name: John W. Dywer_
                                      Title: Senior Vice President


                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                   not individually but solely as Trustee


                                  By:  /s/ Eric C. Lokker
                                      Printed Name:  Eric C. Lokker
                                      Title:  Assistant Vice President

                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                   not individually but solely
                                   as Back-Up Servicer


                                  By:  /s/ Eric C. Lokker
                                      Printed Name:  Eric C. Lokker
                                      Title:  Assistant Vice President